                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                          AccuMed International, Inc.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:
          Not applicable
--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:
          Not applicable
--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
          Not applicable
--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:
          Not applicable
--------------------------------------------------------------------------------

     (5) Total fee paid:
          Not applicable
--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:
          Not applicable
--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:
          Not applicable
--------------------------------------------------------------------------------

     (3) Filing party:
          Not applicable
--------------------------------------------------------------------------------

     (4) Date filed:
          Not applicable
--------------------------------------------------------------------------------

                           ACCUMED INTERNATIONAL, INC.
                      920 North Franklin Street, Suite 402
                             Chicago, Illinois 60610


Dear Stockholder:

         On behalf of the Board of Directors, you are cordially invited to attend the combined Annual and Special Meeting of Stockholders (the "Meeting") of AccuMed International, Inc. (the "Company") to be held at 10:00 a.m. (Chicago time) on May 18, 1999 at the offices of the Company located at 920 North Franklin Street, Suite 402, Chicago, Illinois.

         At the Meeting, you will be asked to consider and vote upon the following proposals:

         1. To elect seven directors to serve on the Board of Directors until the next annual meeting of stockholders.

         2. To transact such other business and to consider and take action upon any and all other matters that may properly come before the Meeting or any adjournment or adjournments thereof.

         You are urged to carefully consider all the material in the Proxy Statement and mark, sign, date and return the enclosed proxy as soon as possible, regardless of whether you expect to attend the Meeting. Giving a proxy will not prevent you from voting in person at the Meeting.


                                            Very truly yours,


                                            PAUL F. LAVALLEE
                                            Chairman of the Board
                                            and Chief Executive Officer

Dated:  April 9, 1999

                           ACCUMED INTERNATIONAL, INC
                      920 North Franklin Street, Suite 402
                             Chicago, Illinois 60610

                             ----------------------

          NOTICE OF COMBINED ANNUAL AND SPECIAL MEETING OF STOCKHOLDERS
                           To be Held on May 18, 1999

                             ----------------------

Dear Stockholders:

         NOTICE IS HEREBY GIVEN THAT THE COMBINED ANNUAL AND SPECIAL MEETING (the "Meeting") OF STOCKHOLDERS OF ACCUMED INTERNATIONAL, INC., a Delaware corporation (the "Company"), will be held at the Company's offices located at 920 North Franklin Street, Suite 402, Chicago, Illinois, on Tuesday, May 18, 1999 at 10:00 a.m. (Chicago time), to consider and act upon the following matters.

         1. To elect seven directors to serve on the Board of Directors until the next annual meeting of stockholders.

         2. To transact such other business and to consider and take action upon any and all other matters that may properly come before the Meeting or any adjournment or adjournments thereof.

         The Board of Directors knows of no matters, other than those set forth in paragraphs (1) through (2) above (discussed in greater detail in the accompanying Proxy Statement), that will be presented for consideration at the Meeting.

         The Board of Directors has fixed the close of business on April 1, 1999 as the record date for the determination of stockholders entitled to vote at the Meeting.

         WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE DATE, SIGN AND MAIL THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE. THE PROXY IS REVOCABLE AND WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                                              By Order of the Board of Directors


Chicago, Illinois                             Jack H. Halperin
April 9, 1999                                 Secretary

                                 PROXY STATEMENT
                                       OF
                           ACCUMED INTERNATIONAL, INC.
                      920 NORTH FRANKLIN STREET, SUITE 402
                             CHICAGO, ILLINOIS 60610

                             -----------------------

               COMBINED ANNUAL AND SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 18, 1999

                             -----------------------


                                  INTRODUCTION

GENERAL

         This Proxy Statement is being furnished to holders of common stock, par value $0.01 per share (the "Common Stock"), of AccuMed International, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Company's Board of Directors for use at the Combined Annual and Special Meeting of Stockholders scheduled to be held at the Company's principal offices located at 920 North Franklin Street, Suite 402, Chicago, Illinois on May 18, 1999 and at any and all adjournments or postponements thereof (the "Meeting").

         It is anticipated that this Proxy Statement and the accompanying form of proxy will first be sent to stockholders on or about April 18, 1999. Only stockholders of record at the close of business on April 1, 1999 are entitled to vote at the Meeting.

         At the Meeting, stockholders will consider and vote upon proposals (i) to elect seven directors to serve on the Board of Directors until the 1999 Annual Meeting of Stockholders, and (ii) to consider such other business as may properly come before the Meeting.

                               VOTING AND PROXIES
REVOCABILITY OF PROXIES

         A proxy for use at the Meeting is enclosed. Any stockholder who executes and delivers such proxy may revoke it at any time prior to its use by:
(i) filing with the Secretary of the Company a notice of revocation of proxy or a valid proxy bearing a later date, or (ii) by attending the Meeting and voting in person.

SOLICITATION OF PROXIES

         This proxy solicitation is being made by the Board of Directors of the Company. The expense of the solicitation will be paid by the Company. The Company has retained Corporate Investor Communications, Inc. ("CIC") to conduct a broker search, distribute the proxy materials and act as proxy solicitor in connection with the Meeting. For such services, the Company will pay CIC a fee of $4,500 and reimburse CIC for certain out-of-pocket expenses, estimated not to exceed $800. To the extent necessary to assure sufficient representation at the Meeting, proxies may be solicited by any appropriate means by CIC and, in addition, by directors, officers, regular employees of the Company and the stock transfer agent for the Common Stock, who will not receive any additional compensation therefor. CIC will request that banks, brokers and other fiduciaries distribute proxy materials to their customers who own beneficially the Common Stock listed of record in names of nominees and, although there is no formal arrangement to do so, the Company will reimburse such persons the reasonable expenses of such distribution.

 OUTSTANDING SECURITIES

         The Board of Directors has fixed April 1, 1999, as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Meeting. At the close of business on the Record Date, there were outstanding and entitled to vote 5,507,883 shares of Common Stock.

VOTE REQUIRED AND VOTING PROCEDURES

         Each holder of Common Stock will be entitled to one vote, in person or by proxy, for each share standing in its name on the books of the Company as of the Record Date on each of the matters duly presented for a vote at the Meeting.

         In connection with the solicitation by the Board of Directors of proxies for use at the Meeting, the Board of Directors has designated Paul F. Lavallee, Chairman of the Board and Chief Executive Officer, and Gary A. Newberry, Chief Financial Officer, as proxies. Shares represented by all properly executed proxies will be voted at the Meeting in accordance with the instructions specified thereon. If no instructions are specified, the shares represented by any properly executed proxy will be voted FOR the proposals: (i) to elect each of the seven nominees named below under the caption "Proposal No. 1 Election of Directors."

         The Board of Directors is not aware of any matters that will come before the Meeting other than as described above. However, if such matters are presented, the named proxies will, in the absence of instructions to the contrary, vote such proxies in accordance with the judgment of such named proxies with respect to any such other matter properly coming before the Meeting.

         A majority of the outstanding shares of Common Stock must be represented in person or by proxy at the Meeting in order to constitute a quorum for the transaction of business. The validly-nominated nominees for election as directors who rank first through seventh in the number of votes received from holders of Common Stock represented (in person or by proxy) and voting at the Meeting will be elected as directors, even if some or all of such nominees receive less than a majority of the total votes cast (assuming presence of a quorum).

         With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded from the vote and will have no effect. With regard to other proposals, votes cast against a proposal will be counted for purposes of determining (i) the presence or absence of a quorum and
(ii) the total number of votes cast with respect to such proposal.

         With regard to proposals other than the election of directors, abstentions will be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of votes cast with respect to such proposal.

         A proxy submitted by a stockholder may indicate that all or a portion of the shares of Common Stock represented by such proxy are not being voted by such stockholder with respect to a particular matter. This could occur, for example, when a broker is not permitted to vote stock held in street name on certain matters in the absence of instructions from the beneficial owner of the stock. The shares subject to any such proxy which are not being voted with respect to a particular matter will be counted for purposes of determining both
(i) the presence or absence of a quorum for the transaction of business and (ii) the total number of votes cast with respect to such proposal.

INSPECTOR OF ELECTIONS

         The Board of Directors has appointed Jack H. Halperin, Secretary of the Company, as the Inspector of Elections for the Meeting. The Inspector of Elections will determine the number of shares of Common Stock represented in person or by proxy at the Meeting, whether a quorum exists, the authenticity, and validity and effect of proxies, and will receive and count the votes.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

         Each of the seven nominees named below has consented to be named in this Proxy Statement and has consented to serve as a director, if so elected. The Company has no reason to believe that any of the nominees will not be available to serve; if, however, any nominee should for any reason become unable or unwilling to serve, the shares represented by proxies received by the Company (unless otherwise directed) will be voted for the election of such other person as the Board of Directors may recommend, in place of the unavailable nominee.

         In the election of directors, the seven candidates receiving the highest number of votes will be elected directors of the Company. Votes cast against directors and votes withheld shall have no effect. Elections for directors shall not be made by ballot, unless a stockholder shall demand election by ballot at the Meeting before the voting begins.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED TO SERVE UNTIL THE NEXT ANNUAL MEETING OF STOCKHOLDERS. PROXIES RETURNED TO THE COMPANY WILL BE VOTED "FOR" THE NOMINEES NAMED UNLESS OTHERWISE INSTRUCTED.

EXECUTIVE OFFICERS AND DIRECTOR NOMINEES

         The executive officers and director nominees of the Company and their ages are as follows:


                    NAME                            AGE                              POSITION
                    ----                            ---                              --------
Paul F. Lavallee..........................          59        Chairman of the Board and Chief Executive Officer
Norman J. Pressman, Ph.D..................          50        Chief Scientific Officer and President
Gary A. Newberry..........................          41        Chief Financial Officer
Mark Banister.............................          35        Director
Harold S. Blue............................          37        Director
J. Donald Gaines..........................          63        Director
Jack H. Halperin, Esq.....................          52        Director
Robert L. Priddy..........................          52        Director
Leonard M. Schiller, Esq..................          57        Director



         Set forth below is certain information regarding the business experience of the director nominees and executive officers of the Company.

   DIRECTOR NOMINEES

        PAUL F. LAVALLEE. Mr. Lavallee has been a member of the Board since December 1995 and has been Chairman of the Board and Chief Executive Officer of the Company since January 30, 1998. From January 30, 1998 through March 2, 1999 he also served as President. Since 1995, he has been Chairman of the Board of Biorthex, Inc., a venture capital backed start-up firm specializing in surgical and non-surgical orthopedics located in Montreal. From January 1996 until January 1997, Mr. Lavallee served as a consultant to Sigmedics, Inc., a biomedical company. From 1989 until December 1995, Mr. Lavallee served as Chairman, President and Chief Executive Officer of Sigmedics, Inc. Mr. Lavallee has a Bachelor of Science degree in Biology from Bates College and a Masters in Business Administration from the University of Chicago.

         MARK BANISTER. Mr. Banister has been a director of the Company since April 1, 1998. Mr. Banister has been an independent management consultant and investment advisor specializing in identifying investment opportunities in the smaller and medium company sector and assisting such companies with their development since January 1993. Since 1993, he has been a director of Verex Laboratories Inc., a pharmaceutical development company based in Denver. Mr Banister previously held senior positions at Bisgood Bishop Ltd. and Morgan Stanley International in London, England.

        HAROLD S. BLUE. Mr. Blue served as a director of the Company from July 1996 through May 23, 1997 and rejoined the Board on April 1, 1998. Since February 1993, Mr Blue has served as Chairman of the Board and Chief Executive Officer of ProxyMed, Inc., a healthcare information technology company. From July 1992 until February 1995, Mr. Blue served as Chairman of the Board and Chief Executive Officer of Health Services of Miami Lakes, Inc., Health Services of Pembroke Lakes, Inc. and Health Services of North Miami, Inc., each a physician practice management group. From June 1979 to February 1992, Mr. Blue was President and Chief Executive Officer of Budget Drugs, Inc., a retail discount pharmacy chain. From September 1984 to August 1988, Mr. Blue was Executive Vice President of Best Generics Incorporated, a national generic distribution company, which he co-founded.

        J. DONALD GAINES. Mr. Gaines has been a director of the Company since May 1997. From February 1991 until his retirement in December 1994, Mr. Gaines served as President of the Storz Division of American Cyanamid Company. From June 1977 until February 1991, Mr. Gaines served as President and Chief Executive Officer of Storz Instrument Company. Mr. Gaines has a B.A. degree in Business Administration from Memphis State University.

        JACK H. HALPERIN, ESQ. Mr. Halperin has been a director of the Company since June 1991 and served as Chairman of the Board of Directors from April 1995 through December 29, 1995. He also served as Secretary of the Company from August until December 1996 and again became Secretary in February, 1999. Mr. Halperin is a corporate attorney with expertise in venture capital financing and has been practicing law independently since 1987. Mr. Halperin has a B.A. degree in english from Columbia University and a law degree from New York University School of Law. Mr. Halperin is also a member of the boards of directors of I-Flow Corporation, Memry Corporation, and Nocopi Technologies, Inc.

        ROBERT L. PRIDDY. Mr. Priddy has been a director of the Company since May 1997. Mr. Priddy has been Chairman of the Board and Chief Executive Officer of ValuJet, Inc., since its inception in October 1995. He was one of the founding partners of ValuJet Airlines, a wholly owned subsidiary of ValuJet, Inc., and served as Chairman of its Board and its Chief Executive Officer from July 1992 until November 1996. From July 1991 until January 1993, Mr Priddy served as President of Florida Gulf Airlines. From January 1988 to November 1991, he served as President and Chief Executive Officer of Air Midwest, Inc., for which he also served as a director from November 1987 to November 1991. From 1979 to 1987, Mr. Priddy served as Vice President and Chief Financial Officer of Atlantic Southeast Airlines, Inc., which he also served as a director from 1981 to 1987. Mr. Priddy has a B.A. degree in economics from Tulane University. Mr. Priddy is also a member of the Board of Directors of Datalink, Inc., Lukens Medical Corporation, Commonwealth Associates and AirTran Holdings, Inc.

        LEONARD M. SCHILLER, ESQ. Mr. Schiller has been a director of the Company since April 1995. Mr. Schiller has been a practicing attorney for over 25 years and is a partner in the law firm of Schiller, Klein & McElroy, P.C. in Illinois. Since 1980, he has also been President of The Dearborn Group, a residential property management and real estate company and is involved in the ownership of residential properties throughout the Midwest. Mr. Schiller has a B.A. degree in liberal arts from the University of Iowa and a law degree from the ITT Kent College Law School. Mr. Schiller serves on the boards of directors of Milestone Scientific, Inc., which develops dental equipment and disposable products for use by health care providers, and Imall, Inc., an internet shopping mall provider.

      EXECUTIVE OFFICERS

        NORMAN J. PRESSMAN, PH.D. Dr. Pressman has been Chief Scientific Officer since May 1997 and President since March 1999. From May 1997 through March 1999, he also served as Senior Vice President, Research. From July 1996 through May 1997, he served as a Senior Vice President of the Company and President of the Cytopathology Division. From July 1993 until joining the Company, Dr. Pressman was Manager for Biotechnology Development, Strategic Business Development Group of Olympus America, the exclusive distributor of certain of the Company's cytopathology products in the Western Hemisphere. Between July and September 1989, Dr. Pressman was engaged in the formation of Cell Systems International, Inc., a consulting firm in biomedical specimen collection, processing and analysis, of which he served as President from September 1989 until July 1993. Dr. Pressman was the lead research scientist in the Cytometry and Histometry program of the Central Research and Development Department at E.I. du Pont de Nemours & Company from December 1986 until July 1989. From September 1976 until December 1986, he was an Assistant Professor (Pathology and Engineering) at The Johns Hopkins University School of Medicine and Head of the Quantitative Cytopathology Laboratories at The Johns Hopkins Medical Institutions. Dr. Pressman has a B.S. degree in electrical engineering from Columbia University, a M.S. degree in systems engineering and a Ph.D. in biomedical engineering from the University of Pennsylvania.

         GARY A. NEWBERRY, CPA. Mr. Newberry has been Chief Financial Officer of the Company since January 1999. He began his service with the Company in April 1997 as controller and served in that capacity until his appointment as Chief Financial Officer. From January 1995 until March 1997, he was a director of GAN Consulting, providing financial and accounting services to small businesses. From August 1988 until December 1994, Mr. Newberry was corporate controller for Tang Industries, Inc., a diversified holding company. Prior to that, he held various accounting positions on the audit and tax staff Grant Thornton, a public accounting firm. Mr. Newberry has a B.S. degree in Accounting from the University of Illinois, Urbana and a Masters in Business Administration from DePaul University.


COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

        The Company's Board of Directors held 10 meetings during the 1998 fiscal year. Each director attended a minimum of 75% of the aggregate of (x) such meetings and (y) the meetings held by each committee, if any, of the Board of Directors on which such director served during the last fiscal year, except that each of Mark Banister and Harold S. Blue, each of whom served as a director during April through December of 1998, attended five of the five meetings (100%) of the Board which were held while they were directors. Donald Gaines attended six of the ten meetings (60%).

        The Company has an Executive Committee, an Audit Committee and a Compensation Committee. Each of these committees is responsible to the full Board of Directors, and its activities are therefore subject to approval of the Board of Directors. The Board of Directors does not have a nominating or similar committee. The functions performed by the Audit Committee and the Compensation Committee and their membership are summarized below.

        The Audit Committee is responsible for reviewing the Company's internal accounting controls, meeting and conferring with the Company's certified public accountants, and reviewing the results of the accountants' auditing engagement. During fiscal year 1998, the Audit Committee held one meeting. From January through May 1998 Messrs. Halperin, Chairman, Gaines, and Plandowski served on the Audit Committee. Since May 1998, Messrs. Halperin, Gaines and Blue have served on the Audit Committee.

        The Compensation Committee of the Board of Directors is comprised entirely of "disinterested" directors (within the meaning of Rule16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")). The Compensation Committee determines base compensation and discretionary cash bonuses for the Company's senior executives, if not determined by the full Board of Directors. These determinations are subject to the approval or ratification of the full Board of Directors. The Compensation Committee also determines the number and terms of stock options to be granted to employees, directors (other than pursuant to the Board of Directors Compensation Plan described below), and consultants of the Company under the Company' stock option plans, unless previously determined by the full Board of Directors. During fiscal year 1998, the Compensation Committee held one meeting.

         Since May 1997, Messrs. Priddy and Schiller have served on the Compensation Committee. From May 1997 until becoming Chief Executive Officer on January 30, 1998, Mr. Lavallee served as Chairman of the Compensation Committee. Since March 1998, Mr. Gaines has served as Chairman of the Compensation Committee.

        At the time of service each member was a non-employee director. No member of the Compensation Committee of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee. Information regarding transactions between the Company and Mr. Priddy required to be disclosed under the caption "Certain Relationships and Related Transactions" is also described below.


DIRECTOR COMPENSATION

        Pursuant to the Board of Directors Compensation Plan as amended, each non-employee director is entitled to the following compensation for services as a director: (i) an immediately exercisable, five-year, nonqualified stock option to purchase 3,334 shares of Common Stock to be granted upon election to the Board of Directors, and (ii) an immediately exercisable, nonqualified stock option to purchase 3,334 shares of Common Stock to be granted upon reelection of a non-employee director to serve an additional year on the Board of Directors. Such options are to be granted under the Company's stock option plans. The exercise price per share shall be the fair market value of a share of Common Stock on the date of grant. Directors are reimbursed for reasonable expenses incurred in attending meetings of the Board of Directors and committees thereof.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Since May 1997, Messrs. Priddy and Schiller have served on the Compensation Committee. From May 1997 until becoming Chief Executive Officer on January 30, 1998, Mr. Lavallee served as Chairman of the Compensation Committee. Since March 1998, Mr. Gaines has served as Chairman of the Compensation Committee.

        At the time of service each member was a non-employee director. No member of the Compensation Committee of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee. Information regarding transactions between the Company and Mr. Priddy required to be disclosed under the caption "Certain Relationships and Related Transactions" is also described below.

         Mr. Priddy is a director and principal stockholder of the Company, and is the beneficial owner of 9.9% of the common stock of Commonwealth. Mr. Priddy was named a director of Commonwealth in January, 1998. On February 3, 1998, Mr. Priddy loaned the Company $1,000,000 in cash (the "1998 Priddy Loan") pursuant to a Promissory Note (the "1998 Promissory Note") and Security Agreement each of even date therewith. The 1998 Priddy Loan, was secured by a junior lien on royalty payments to which the Company may be entitled under a License Agreement with Becton Dickenson & Company, and bore interest at a rate of 12% per annum. Principal and interest under the 1998 Promissory Note were due and payable on the earlier of (x) April 2, 1998 and (y) upon closing of a securities offering in which the Company received gross proceeds of at least $3,000,000. However, if the principal and interest were repaid prior to April 2, 1998, the Company was required to pay a prepayment premium equal to the difference between $20,000 and the amount of accrued and unpaid interest under the 1998 Promissory Note. Mr. Priddy elected to participate in the March 1998 placement by exchanging the entire 1998 Priddy Loan into 222,222 shares of Common Stock and 222,222 warrants to purchase shares of Common Stock at an exercise price of $4.50 per share. The Company repaid the principal amount in full on March 19, 1998, and paid the interest and prepayment premium on April 2, 1998.

                             EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

        COMPENSATION COMMITTEE: The Compensation Committee of the Board of Directors is composed entirely of outside directors. The Committee is responsible for setting and adjusting the base salaries of all corporate officers, establishing cash incentive programs for officers, and the awarding of stock option grants to officers and all other employees. The Committee is also responsible for the review and approval of any employment related contracts.

        COMPENSATION PHILOSOPHY: It is the goal of the Company to attract and retain a strong executive management team. The Committee believes that there should be a link between the performance of the Company, from both financial and shareholder value standpoints, and executive compensation. Accordingly, base salaries are set to conformity with compensation market requirements for comparable sized companies, taking into account levels of responsibility and office location. However, short-term cash incentive compensation and long-term stock option incentive awards, are primarily related to the achievement of the Company's financial performance goals and to the enhancement of shareholder value. Internal and personal performance objectives play a lesser role in the executive incentive package.

        The Committee is confident that the compensation and incentive policies and practices followed by the Company are appropriate for the industry and the compensation market in which the Company competes.

        Submitted by the Compensation Committee of the Board of Directors:

        Robert L. Priddy, J. Donald Gaines and Leonard M. Schiller

        SUMMARY COMPENSATION INFORMATION. The following tables set forth information regarding compensation paid or accrued with respect to the three proceeding fiscal years to the Company's Chief Executive Officer and other executive officers of the Company whose total salary and bonus exceeded $100,000 for the 1998 fiscal year (collectively, the "Named Executives").


                           SUMMARY COMPENSATION TABLE

                                                                                        Long Term Compensation
                                               Annual Compensation                               Awards
                                     -----------------------------------------------   ------------------------
                                                                                                    Securities
                                                                          All Other    Restricted   Underlying
Name and Principal Position           Year       Salary       Bonus     Compensation     Stock       Options
---------------------------           ----       ------       -----     ------------     -----       -------
Paul F. Lavallee (1)                  1998      $ 208,212      ---          ---           ---           250,000
  Chairman and Chief
  Executive Officer

Peter P. Gombrich (2)(3)              1998        450,000      ---          ---           ---          ---
  Chairman and Chief                  1997        212,500       52,500     $6,000         ---          ---
  Executive Officer                   1996         75,000       87,154      ---           ---          ---

Norman J. Pressman, Ph.D.(4)          1998        157,500      ---          ---           ---          ---
 President and                        1997        157,500      ---             6,000      ---            33,334
 Chief Scientific Officer             1996         74,289       18,000        51,593      156,250      ---

Leonard R. Prange (5)                 1998        160,000      ---          ---           ---          ---
  Chief Financial Officer and         1997        151,250        7,812      ---           ---            33,334
  Chief Operating Officer             1996         31,204      ---          ---           ---          ---

Joyce L. Wallach, Esq.(6)             1998        105,000      ---          ---           ---          ---
  General Counsel                     1997        105,000      ---          ---           ---             9,167
                                      1996          6,394      ---          ---           ---          ---

--------------------

(1) Mr. Lavallee joined the Company as Chairman, Chief Executive Officer and President in January 1998.

(2) Mr. Gombrich became Acting Chief Executive Officer of the Company on April 21, 1995. He served as Chairman of the Board of Directors, Chief Executive Officer and President from December 29, 1995 until January 30, 1998. Amounts shown as salary in 1998 include amounts paid or accrued under terms of a separation agreement signed September 15, 1998.

(3) Amounts shown as bonus represent $52,600 paid or accrued for 1996 in accordance with Mr. Gombrich's Employment Agreement. The balance of $34,654 represents amount paid in 1995 for prior periods.

(4) Dr. Pressman joined the Company in July 1996. Amounts shown as Other Compensation represent relocation costs and related taxes reimbursed to Dr. Pressman under the terms of his Employment Agreement.

(5) Mr. Prange joined the Company in September 1996.

(6) Ms. Wallach joined the Company in December 1996.

              OPTION GRANTS DURING THE YEAR ENDED DECEMBER 31, 1998


                                                  % of Total
                                                    Shares
                                     Number of    Underlying
                                       Shares        Options
                                    Underlying    Granted to      Exercise                 Grant Date
                                      Options    Employees in      Price      Expiration     Present
                   Name               Granted        Year         ($/Share)      Date        Value(1)
                   ----               -------        ----         ---------      ----        --------
       Paul F. Lavallee               250,000        100%           $4.50       1/30/08        $2.51


 -----------------

(1) The Company utilizes the Black-Scholes pricing model to determine the fair value of options granted. The following assumptions were incorporated into the model: risk-free rate - 6%, expected volatility - 20%, dividend yield - 0%, and time of exercise - 10 years. No adjustments were made for non-transferability of risk or risk of forfeiture.

       AGGREGATE OPTION EXERCISES DURING THE YEAR ENDED DECEMBER 31, 1998
                        AND FISCAL YEAR END OPTION VALUES


                                         Number of Shares Underlying
                                             Unexercised Options           Value of Unexercised in-the-Money
                                            at December 31, 1998              Options at December 31, 1998
                                         ---------------------------       ---------------------------------
Name                                     Exercisable   Unexercisable       Exercisable         Unexercisable
----                                     -----------   -------------       -----------         -------------
Paul F. Lavallee                         83,333          166,667              ---                  ---

Norman J. Pressman, Ph.D.                33,334            ---                ---                  ---

Leonard R. Prange                        33,334            ---                ---                  ---

Joyce L. Wallach, Esq.                    3,056           6,111               ---                  ---



                           10-YEAR OPTION REPRICINGS


                                                                                                  LENGTH OF
                                       NUMBER OF                                                   ORIGINAL
                                      SECURITIES     MARKET PRICE                                OPTION TERM
                                      UNDERLYING      OF STOCK AT   EXERCISE PRICE               REMAINING AT
                                        OPTIONS        TIME OF        AT TIME OF     NEW           DATE OF
                                      REPRICED OR    REPRICING OR    REPRICING OR    EXERCISE    REPRICING OR
 NAME                       DATE      AMENDED (#)   AMENDMENT ($)    AMENDMENT ($)   PRICE ($)    AMENDMENT
------                      ----      -----------   -------------    -------------   ---------   -------------
Paul F. Lavallee           3/23/98         250,000      $ 4.50          $ 9.375        $ 4.50      9.8 years

Leonard R. Prange          5/23/97          33,334       23.64            32.28         23.64      9.3 years

Norman J. Pressman         5/23/97          33,334       23.64            37.50         23.64      9.1 years

Kenneth Miller             3/24/95          23,667        8.34            42.00          8.34      2.2 years

Mark Santor                3/24/95           4,827        8.34            42.00          8.34      1.8 years


EMPLOYMENT AGREEMENTS; SEPARATION AGREEMENTS

        LAVALLEE COMPENSATION ARRANGEMENTS; PROFESSIONAL SERVICES AGREEMENT. Effective January 30, 1998, the Board of Directors appointed Mr. Lavallee Chairman of the Board, Chief Executive Officer and President of the Company, approved his compensation arrangements for such services, and directed management to memorialize such compensation arrangements in a professional services agreement to be effective retroactive to January 30, 1998. The Company and Mr. Lavallee entered into a professional services agreement between the Company and Gypsy Hill LLC, a professional services entity through which Mr. Lavallee's services will be provided to the Company, which will be effective retroactive to January 30, 1998. The agreement includes the following provisions. Mr. Lavallee's compensation is $225,000 annually, and he is eligible for an annual bonus of up to 30% thereof. The services can be terminated by the Company upon 12 months' written notice, or by Mr. Lavallee upon 30 days' written notice. Mr. Lavallee has been granted a non-qualified stock option to purchase 250,000 shares of Common Stock at an initial exercise price of $9.375 (the "Initial Exercise Price") (the closing sales price per share of Common Stock on the grant date, January 30, 1998). If in the Company's first equity offering subsequent to the grant date, it sells Common Stock, or securities convertible or exercisable for Common Stock, at a price per share lower than the Initial Exercise Price, then the Initial Exercise Price shall be reduced to equal such lower price per share. (In March 1998, the Company completed such equity offering for shares of Common Stock and warrants exercisable to purchase Common Stock at $4.50 per share, accordingly the Initial Exercise Price has been reset to $4.50.) The option is exercisable as follows (i) one-third of the underlying shares were immediately exercisable (subject to a subsequent lock-up described below), and (ii) an additional one-third and the final one-third of the underlying shares, respectively, will become exercisable on the second and third anniversaries of the grant date. Mr. Lavallee will be reimbursed for reasonable traveling expenses from South Dakota to Chicago and living expenses while in Chicago.

        GOMBRICH EMPLOYMENT AND SEVERANCE AGREEMENT. Pursuant to an Employment Agreement dated August 1, 1994 between Peter P. Gombrich and AccuMed, Inc. which was assumed by the Company as a result of the merger of AccuMed, Inc. into the Company (the "Gombrich Employment Agreement"), Mr. Gombrich served as Chairman of the Board of Directors, Chief Executive Officer and President of the Company from December 29, 1995 until he resigned on January 30, 1998. Under terms of a settlement agreement signed September 4, 1998, Mr. Gombrich is to receive $450,000, of which $150,000 was payable immediately with the balance payable in 16 monthly installments of $18,750, starting September 15, 1998 and ending January 15, 2000.

        PRESSMAN EMPLOYMENT AGREEMENT. Pursuant to the Employment Agreement dated June 13, 1996 as amended July 16, 1996, between the Company and Dr. Pressman (the "Pressman Employment Agreement"), Dr. Pressman will serve as President of the Cytopathology Division and Senior Vice President of the Company for five years beginning July 5, 1996. Dr. Pressman's annual salary is $157,500 and he is eligible to receive annually (i) cash bonuses of up to 30% of such annual salary, and (ii) incentive stock options to purchase up to 8,334 shares of Common Stock based on the achievement of mutually agreed upon goals and objectives. On July 8, 1996, Dr. Pressman was granted an option to purchase an aggregate of 41,665 shares of Common Stock at an exercise price of $37.50 per share (the last reported sale price of the Common Stock on the Nasdaq SmallCap Market on the date on which Dr. Pressman's employment commenced) which was immediately exercisable with respect to 8,333 shares and was to become exercisable with respect to 8,333 additional shares on each of the first through fourth anniversaries of the grant date. (Dr. Pressman surrendered such options in February 1997 in order that the shares reserved for issuance upon exercise thereof could be reserved for issuance in a private placement of the Company's securities completed in March 1997.) Dr. Pressman was granted 4,167 shares of Common Stock on the date on which Dr. Pressman's employment commenced. Such shares may not be transferred during the 18-month period following the date of issuance and would be forfeited to the Company if Dr. Pressman terminates the Pressman Employment Agreement during such period, other than due to a breach by the Company. Dr. Pressman is entitled to borrow up to $85,200 from the Company for the purpose of paying taxes due in connection with the grant of such shares. Such loan shall be repaid without interest in installments to be mutually agreed upon by Dr. Pressman and the Company. The Company may terminate Dr. Pressman's employment for cause at any time upon written notice. The Company may terminate his employment without cause upon six months' written notice, in which case Mr. Pressman would be entitled to an amount equal to 12 months' salary as severance, paid over 12 months. Dr. Pressman may terminate the Pressman Employment Agreement for any reason upon six months' written notice.

         Dr. Pressman was entitled to receive replacement options to purchase 41,667 shares of Common Stock in May 1997. However, he waived his right to receive 8,333 of such options and was granted options to purchase 33,334 shares of Common Stock at such time.

        PRANGE EMPLOYMENT AGREEMENT. Pursuant to the Employment Agreement dated as of September 9, 1996 between the Company and Mr. Prange (the "Prange Employment Agreement"), Mr. Prange serves as Chief Financial Officer and Corporate Vice President of the Company at an initial annual salary of $125,000. In March 1997, Mr. Prange was appointed Chief Operating Officer and the Compensation Committee increased his annual base salary to $160,000. He is eligible to receive annual cash bonuses of up to 25% of such annual salary. Upon joining the Company, Mr. Prange was granted options to purchase an aggregate of 25,000 shares of Common Stock at an exercise price of $32.28 per share (the fair market value of the Common Stock on the grant date), which were immediately exercisable with respect to 4,165, shares and were to become exercisable with respect to 4,167 additional shares on each of the first through fifth anniversaries of the grant date. (Mr. Prange surrendered such options in February 1997 in order that the shares reserved for issuance upon exercise thereof could be reserved for issuance in a private placement of the Company's securities completed in March 1997.) In the event of a change of control of the Company or if Peter P. Gombrich ceased to be Chairman of the Board and Chief Executive Officer, the options were to become fully vested and immediately exercisable. The Company may terminate Mr. Prange's employment for Cause (as defined in the Prange Employment Agreement) at any time upon written notice. The Company may terminate his employment without Cause upon written notice, in which case Mr. Prange would be entitled to an amount of cash equal to 12 months' salary as severance, paid semi-monthly over 12 months, and his options shall become fully vested and immediately exercisable. Mr. Prange's employment shall be extended for additional one-year terms unless either party delivers written notice of termination at least 60 days prior to the end of the then current period.

        WALLACH EMPLOYMENT LETTER. Pursuant to an Employment Letter dated as of November 25, 1996, Ms. Wallach serves as General Counsel and Secretary of the Company. Her annual salary is $105,000, and she is eligible for a bonus of up to 20% of her the current annual salary, based upon mutually agreed goals and objectives. Ms. Wallach received options to purchase 5,000 shares of Common Stock upon acceptance of employment at an exercise price of $23.64 per share (the fair market value under such Plan on the grant date).

                                PERFORMANCE GRAPH

        The following graph depicts the cumulative total return on the Company's Common Stock compared to the cumulative total return for the Nasdaq Composite Index and the Nasdaq Biotechnology index. The graph assumes an investment of $100 on December 31, 1993. Reinvestment of dividends is assumed in all cases.



                       COMPARISON OF FIVE YEAR CUMULATIVE
                    RETURN AMONG ACCUMED INTERNATIONAL, INC.,
                 NASDAQ COMPOSITE AND NASDAQ BIOTECHNOLOGY INDEX


                                 12/31/93   12/31/94   12/31/95   12/31/96   12/31/97   12/31/98
                                 --------   --------   --------   --------   --------   --------
AccuMed International, Inc.        100        23          51         101         53         9
NASDAQ Composite                   100        97         135         166        202       283
NASDAQ Biotechnology               100        82         154         153        153       222

                   SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT


COMMON STOCK

         The table below sets forth certain information as of April 1, 1999 (the "Reference Date") with respect to the beneficial ownership of Common Stock by
(i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock; (ii) each director and nominee; (iii) the Named Executive Officers (as hereinafter defined) and (iv) executive officers and directors as a group. On the Reference Date, there were 5,507,883 shares of Common Stock outstanding.




                                                                                                   PERCENT OF SHARES
                       NAME AND ADDRESS                                 NUMBER OF SHARES             BENEFICIALLY
                    OF BENEFICIAL OWNER (1)                          BENEFICIALLY OWNED (2)            OWNED (2)
                    -----------------------                          ----------------------        ----------------
Bellingham Capital Industries................................                   1,333,334     (3)       21.6%
   P.O. Box 323
   St. Helier Jersey, Chan. Islands
Robert L. Priddy.............................................                   1,342,255     (4)       21.1%
Michael Falk.................................................                     629,575     (5)       10.6%
   c/o Commonwealth Associates
   830 Third Avenue
   New York, NY 10022
Commonwealth Associates......................................                     421,106     (6)        7.3%
   830 Third Avenue
   New York, NY 10022
Peter P. Gombrich............................................                     391,072     (7)        7.1%
   c/o Bell National Corporation
   900 North Franklin Street, Suite 210
   Chicago, Illinois   60610
Edmund Shea..................................................                     307,556     (8)        5.4%
Paul F. Lavallee.............................................                      91,000     (9)        1.6%
Harold S. Blue...............................................                      62,223    (10)        1.1%
Leonard M. Schiller..........................................                      35,360    (11)         *
Leonard R. Prange ...........................................                      23,966    (12)         *
   c/o Bell National Corporation
   900 North Franklin Street, Suite 210
   Chicago, Illinois   60610
Norman J. Pressman...........................................                      20,834    (13)         *
Jack H. Halperin.............................................                      20,065    (14)         *
J. Donald Gaines.............................................                       6,667    (15)         *
Mark Banister................................................                       3,333    (16)         *
Joyce L. Wallach, Esq........................................                       1,252    (17)         *
All directors and executive officers as a group
   (10 persons)..............................................                   1,606,952    (18)       23.2%


--------------------------------


   *  Represents less than 1%.

(1) Except as otherwise noted, the address for each person is c/o AccuMed International, Inc., 920 North Franklin Street, Suite 402, Chicago, Illinois 60610.

(2) Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock listed as beneficially owned by them. A person is deemed to be the beneficial holder of securities that can be acquired by such person within 60 days from the Reference Date upon the exercise of warrants or options or the conversion of convertible preferred stock. Each beneficial owner's percentage ownership is determined by including shares, underlying options or warrants which are exercisable or preferred stock which is convertible by such person currently, or within 60 days following the Reference Date, and excluding shares underlying options, warrants and convertible preferred stock held by any other person.

(3) Includes 667,667 shares underlying warrants held by Bellingham Capital Industries which are exercisable currently or within 60 days following the Reference Date.

(4) Mr. Priddy directly owns 355,555 shares of Common Stock and warrants to purchase up to 322,897 shares of Common Stock. The number shown includes 6,667 shares underlying stock options that are exercisable and 236,031 shares underlying Series A Convertible Preferred Stock that are convertible currently or within 60 days following the Reference Date. The number shown includes an additional 120,926 shares, and 300,180 shares underlying warrants that are exercisable currently or within 60 days following the Reference Date, held by Commonwealth Associates (excluding securities held in Commonwealth Associates' trading account). Mr. Priddy is a control person of the corporate general partner of Commonwealth Associates and may be deemed to be beneficial owner of securities held by Commonwealth Associates. Mr. Priddy disclaims beneficial ownership of the securities held by Commonwealth Associates except to the extent of his percentage ownership interests in Commonwealth Associates.

(5) Mr. Falk directly owns 72,593 shares of Common Stock and warrants to purchase up to 119,210 shares of Common Stock. The number shown includes an additional 120,926 shares, and 300,180 shares underlying warrants that are exercisable currently or within 60 days following the Reference Date, held by Commonwealth Associates (excluding securities held in Commonwealth Associates' trading account). Mr. Falk is a control person of the corporate general partner of Commonwealth Associates and may be deemed to be beneficial owner of securities held by Commonwealth Associates. The number of shares also includes an additional 16,667 shares underlying warrants that are exercisable currently or within 60 days following the Reference Date held by Anne Falk, Mr. Falk's spouse. Mr. Falk disclaims beneficial ownership of the securities held by Commonwealth Associates except to the extent of his percentage ownership interests in Commonwealth Associates. Certain shares and warrants held directly by Mr. Falk were transferred to him by Commonwealth Associates.

(6) Includes 300,180 shares underlying warrants held by Commonwealth Associates that are exercisable currently or within 60 days following the Reference Date. Excludes securities held in Commonwealth Associates' trading accounts.

(7) Includes 52,078 shares held of record by Gwenda Gombrich, Mr. Gombrich's wife, directly or as custodian for a minor child, as to which Mr. Gombrich disclaims beneficial ownership.

(8) Includes 85,334 shares underlying 12% Convertible Promissory Notes due 2000 and 111,112 shares underlying warrants which are currently convertible or exercisable or within 60 days following the Reference Date.

(9) Includes 91,000 shares underlying stock options held by Mr. Lavallee that are exercisable currently or within 60 days following the Reference Date.

(10) Includes 55,556 shares underlying warrants and 6,667 shares underlying stock options held by Mr. Blue that are exercisable currently or within 60 days following the Reference Date.

(11) Includes 12,500 shares underlying warrants and 10,833 shares underlying stock options held by Mr. Schiller that are exercisable currently or within 60 days following the Reference Date.

(12) Includes 16,667 shares underlying stock options held by Mr. Prange that are exercisable currently or within 60 days following the Reference Date.

(13) Includes 16,667 shares underlying stock options held by Mr. Pressman that are exercisable currently or within 60 days following the Reference Date.

(14) Includes 12,216 shares underlying stock options held by Mr. Halperin that are exercisable currently or within 60 days following the Reference Date.

(15) Includes 6,667 shares underlying stock options held by Mr. Gaines that are exercisable currently or within 60 days following the Reference Date.

(16) Includes 3,333 shares underlying stock options held by Mr. Banister that are exercisable currently or within 60 days following the Reference Date.

(17) Includes 1,000 shares underlying stock options held by Ms. Wallach that are exercisable currently or within 60 days following the Reference Date.

(18) Includes 236,031 shares underlying Series A Convertible Preferred Stock and 862,682 shares underlying warrants or options held by executive officers and directors that are exercisable currently or within 60 days of the Reference Date.

PREFERRED STOCK

         The table below sets forth certain information as of April 1, 1999 (the "Reference Date") with respect to the beneficial ownership of the Series A Convertible Preferred Stock by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Series A Convertible Preferred Stock, (ii) the only director, nominee or Named Executive Officer who owns any such stock, and (iii) executive officers and directors as a group. On the Reference Date, there were 944,334 shares of Series A Convertible Preferred Stock outstanding.


             NAME AND ADDRESS OF                        AMOUNT AND NATURE OF
            BENEFICIAL OWNER (1)                      BENEFICIAL OWNERSHIP (2)       PERCENT OF CLASS
----------------------------------------------        ------------------------       ----------------
Robert L. Priddy . . . . . . . . . . . . . .                  354,046                        37.5%

Conzett Europa - Inv Limited . . . . . .                      177,023                        18.7%
   William Hobe, 20 Reid Street
   Hamilton, Bermuda hm11

Egger & Co. Cust for Courcoux Bouvet .                         59,062                         6.3%
c/o Chase Manhattan Bank N.A.
   Church Street Station
   New York, NY  10008

France Finance IV                                              47,250                         5.0%
   51, rue Vivienne
   75002 Paris, FRANCE

All executive officers and directors as a
group (12 persons) . . . . . . . . . . . . .                  354,046                        37.5%




(1) Except as otherwise noted, the address for each person is c/o AccuMed International, Inc., 920 North Franklin Street, Suite 402, Chicago, Illinois 60610

(2) Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Series A Convertible Preferred Stock listed as beneficially owned by them.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


COMMONWEALTH ASSOCIATES

         COMMONWEALTH ASSOCIATES ("COMMONWEALTH") IS A PRINCIPAL STOCKHOLDER OF THE COMPANY. On February 23, 1998, the Company consummated the exchange (the "Note Exchange") of $5,275,000 in principal amount of the Convertible Notes together with the right to receive an aggregate of $329,030 in accrued and unpaid interest thereon for (i) 1,245,340 shares of Series A Convertible Preferred Stock, and (ii) five-year warrants to purchase an aggregate of 1,245,340 shares of Common Stock at an exercise price of $6.75 per share. Commonwealth served as placement agent in the Note Exchange for which it received from the Company, (i) 8,334 shares of Common Stock in lieu of a cash retainer, (ii) $175,000 in cash, and (iii) seven-year warrants to purchase an aggregate of 58,334 shares of Common Stock (issuable to Commonwealth and/or its designees), at an exercise price of $6.75 per share. In addition, the warrants to purchase 33,334 shares of Common Stock issued to Commonwealth and its designees as compensation for the original placement of the Convertible Notes, with an exercise price of $18.75 have been replaced with warrants having identical terms except that the exercise price was reduced to $6.75 per share.

         On March 19 and 23, 1998, the Company consummated a private placement (the "March 1998 Placement") of 1,447,778 shares of Common Stock and seven-year warrants to purchase an aggregate of 1,447,778 shares of Common Stock at an exercise price of $4.50 per share. Commonwealth acted as placement agent in the March 1998 Placement for which it received from the Company, (i) 22,223 shares of Common Stock in lieu of a cash retainer, (ii) $251,750 in cash, (iii) and seven-year warrants to purchase 55,705 shares of Common Stock at an exercise price of $4.50 per share, and (iv) an accountable expense reimbursement $97,500 in cash. In addition, the warrants to purchase an aggregate of 58,334 shares of Common Stock issued to Commonwealth and its designees as compensation for its services in connection with the Note Exchange, at an exercise price of $6.75, have been replaced with warrants having identical terms except that the exercise price was reduced to $4.50 per share.

HAROLD S. BLUE

         Mr. Blue, a director of the Company, served as a finder in the March 1998 Placement for which he received $124,875 in cash.

ROBERT L. PRIDDY

         Mr. Priddy is a director and principal stockholder of the Company, and is the beneficial owner of 9.9% of the common stock of Commonwealth. He was elected a director of Commonwealth in January, 1998. On February 3, 1998, Mr. Priddy loaned the Company $1,000,000 in cash (the "1998 Priddy Loan") pursuant to a Promissory Note (the "1998 Promissory Note") and Security Agreement each of even date therewith. The 1998 Priddy Loan, was secured by a junior lien on royalty payments to which the Company may be entitled under a License Agreement with Becton Dickenson & Company, and bore interest at a rate of 12% per annum. Principal and interest under the 1998 Promissory Note were due and payable on the earlier of (x) April 2, 1998 and (y) upon closing of a securities offering in which the Company received gross proceeds of at least $3,000,000. However, if the principal and interest were repaid prior to April 2, 1998, the Company was required to pay a prepayment premium equal to the difference between $20,000 and the amount of accrued and unpaid interest under the 1998 Promissory Note. Mr. Priddy elected to participate in the March 1998 placement by exchanging the entire 1998 Priddy Loan into 222,222 shares of Common Stock and 222,222 warrants to purchase shares of Common Stock at an exercise price of $4.50 per share. As a result, the Company repaid the principal amount in full on March 19, 1998, and paid the interest and prepayment premium on April 2, 1998.

NORMAN J. PRESSMAN, PH.D

         The Company loaned to Dr. Pressman, President, and Chief Scientific Officer of the Company, an aggregate of $164,409.20 pursuant to a Promissory
Note in the original principal amount of $100,000 dated as of October 25, 1996, and a Promissory Note in the original principal amount of $64,409.20 dated as of December 30, 1996, respectively (collectively, the "Pressman Notes"). Such loan was made in accordance with the provisions of the Pressman Employment Agreement to cover relocation expenses and taxes in connection with shares of Common Stock issued to Dr. Pressman upon commencement of employment. The Pressman Notes bear no interest. Repayment of principal under the Pressman Notes shall be made by withholding 50% of any bonus payments due to Dr. Pressman under the terms of the Pressman Employment Agreement. Payments shall continue until the principal is repaid in full, but in no event shall the term of the Pressman Notes extend beyond five years from the respective dates on which they were made, at which dates any amounts outstanding shall become immediately due and payable. Dr. Pressman has pledged to the Company 25,000 shares of Common Stock to secure $100,000 of such indebtedness, pursuant to a Stock Pledge Agreement dated as of October 27, 1996. At April 1, 1999, the outstanding balance due under the Pressman Notes was $123,250.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Based upon a review of the Company's records, the Company believes that each report disclosing beneficial ownership of securities of the Company pursuant to
Section 16(a) of the Securities Exchange Act of 1934, as amended, required to be filed by the executive officers and directors of the Company during the fiscal year ended December 31, 1998 were timely filed.


                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

         KPMG LLP ("KPMG") have been the Company's principal accountants for the fiscal years ended December 31, 1996, 1997 and 1998. The Board of Directors have not selected the principal accountants to serve for the 1999 fiscal year due to the change in the nature of the Company's operations. Representatives of KPMG are expected to be present at the Meeting, will have the opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

                   SHAREHOLDER PROPOSALS---2000 ANNUAL MEETING

         Shareholder Proposals intended to be presented at the next Annual Meeting of the Shareholders of the Company must be received by the Company not later than December 31, 1999, to be considered for inclusion in the company's Proxy Statement relating to that meeting. Shareholder proposals should be addressed to the attention of the Secretary, 920 N. Franklin, Suite 402, Chicago, IL 60610.

                                  OTHER MATTERS

      Management is not aware of any matters to be presented for action at the Annual Meeting other than as set forth in this Proxy Statement. If other business should come before the meeting, the persons named as proxy holders in the accompanying Proxy intend to vote the shares in accordance with their judgment, and discretionary authority to do so is included in the Proxy.

                                  ANNUAL REPORT

         An Annual Report to Stockholders including audited financial statements for the fiscal year ended December 31, 1998 is enclosed with this Proxy Statement.

                                              By Order of the Board of Directors


                                              Jack H. Halperin
                                              Secretary

                         ACCUMED INTERNATIONAL, INC.
   P                 820 NORTH FRANKLIN STREET, SUITE 402
                           CHICAGO, ILLINOIS 60610
   R
                 FOR THE COMBINED ANNUAL AND SPECIAL MEETING
   O               OF STOCKHOLDERS TO BE HELD MAY 18, 1999

   X The undersigned hereby appoints Paul F. Lavallee and Gary A. Newberry and each of them, Proxies, each with full power of submission to vote
   Y all of the stock of the undersigned at the Combined Annual and Special Meeting of Stockholder of AccuMed International, Inc. (the "Company") to be held on Tuesday, May 18, 1999 at 10:00 a.m. (Chicago time) at the Company's offices located at 920 North Franklin Street, Suite 402, Chicago, Illinois, and at any adjournments thereof, in the manner indicated and in their discretion on any other business which may properly come before said meeting, all in accordance with and as more fully described in the Notice and accompanying Proxy Statement for said meeting, receipt of which is hereby acknowledged. THE SHARES REPRESENTED BY THIS PROXY SHALL BE VOTED AS SPECIFIED BELOW. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL OF EACH OF THE PROPOSALS LISTED ON THE REVERSE SIDE INCLUDING FOR THE ELECTION OF DIRECTOR NOMINEES.

          1. Election Of Mark Bannister, Harold S. Bluc, J. Donald Gaines, Jack H. Halperin, Paul F. Lavallee, Robert L. Priddy And Leonard M. Schiller as directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.

                                                             [SEE REVERSE SIDE]
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
[X]Please mark                                                          3281
   vote as in
   this example.

                  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED TO ITS EXERCISE.

                  IF NO SPECIFICATION IS MADE THIS PROXY WILL BE VOTED IN FAVOR OF THE PROPOSALS DESCRIBED BELOW.



                          FOR   WITHHELD
1. Election of            [ ]     [ ]                           2. In their discretion, the proxy holders are to vote upon such
   authorized                                                      other business as may properly come before the meeting, or
   Directors                                                       any adjournments thereof, if such business was known to the
   (see reverse)                                                   Board of Directors prior to the solicitation of this Proxy.
For, except vote withheld from the following nominee(s):

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SIGNATURE(S)                                                                                          DATE                   , 1999
            ------------------------------------------------------------------------------------------    -------------------
Please sign exactly as name appears hereon. Please date, sign and return the Proxy promptly in the endorsed envelope. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If the signature is for a corporation, please sign full corporate name by authorized officer. If the shares are registered in more than one name all holders must sign.
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